UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 27, 2005

 IKON Office Solutions, Inc.

(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation)	File No. 1-5964 (Commission File Number)	23-0334400 (IRS Employer Identification Number)

  70 Valley Stream Parkway, Malvern, Pennsylvania      19355

Registrant’s telephone number, including area code: (610) 296-8000

                       Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement.

On January 27, 2005, IKON Office Solutions, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to its Amended and Restated Rights Agreement dated June 18, 1997 (the “Rights Agreement”), between the Company and National City Bank, as Rights Agent. The purpose of the Amendment is to eliminate the “Continuing Director” provisions, which are commonly referred to as “dead-hand” provisions. A so-called dead-hand provision is a provision which provides that certain actions, including the redemption of outstanding rights, can only be redeemed by continuing directors, which is generally defined to mean directors who were members of the board at the time the Rights Agreement was adopted and any other person who subsequently becomes a member of the board if such person's nomination for election to the board was recommended or approved by a majority of the continuing directors. A copy of the Amendment is filed as exhibit 4 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

The following exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K:

(4)	Amendment No. 1, dated January 27, 2005, to the Amended and Restated Rights Agreement, dated June 18, 1997, between IKON Office Solutions, Inc. and National City Bank, as Rights Agent.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.
By: /s/ Robert F. Woods Robert F. Woods Senior Vice President and Chief Financial Officer

Dated: January 27, 2005